Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 23, 2026, CECO Environmental Corp. (“CECO” or the “Company”), a Delaware corporation, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CECO (“Merger Sub LLC”), and Thermon Group Holdings, Inc. (“Thermon”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on June 1, 2026 (the “Closing Date”), Merger Sub Inc. merged with and into Thermon (the “First Merger”), with Thermon surviving the First Merger as a wholly owned subsidiary of CECO. Immediately after the First Merger, Thermon merged with and into Merger Sub LLC (the “Second Merger”), with Merger Sub LLC surviving the Second Merger as a wholly owned subsidiary of CECO. In connection with the Second Merger, the name of the surviving entity was changed to Thermon Group Holdings, LLC. The First Merger and the Second Merger are collectively referred to as the “Mergers.” Concurrently with the execution of the Merger Agreement, on February 23, 2026, the Company entered into the Financing (as defined and further described in Note 1), which was also completed on June 1, 2026.

The following unaudited pro forma condensed combined financial information (“Pro Forma Financial Information”) of CECO has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the Mergers and the Financing, and includes adjustments intended to illustrate the estimated pro forma effects of the Mergers (the “Transaction Accounting Adjustments”) and the Financing (the “Financing Adjustments”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Mergers and the Financing as if they had been completed on March 31, 2026, and combines the consolidated balance sheet of CECO as of March 31, 2026, with the consolidated balance sheet of Thermon as of March 31, 2026.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025, gives effect to the Mergers and the Financing as if they had been completed on January 1, 2025, and combines the consolidated statement of income of CECO for the three months ended March 31, 2026 and the year ended December 31, 2025, and the consolidated statement of operations and comprehensive income of Thermon for the three months ended March 31, 2026 and the period from January 1, 2025 to December 31, 2025 (i.e., the twelve months ended December 31, 2025). Refer to Note 3 for further details of the alignment of Thermon’s fiscal year end to CECO’s fiscal year end.

The unaudited Pro Forma Financial Information should be read in conjunction with the following:

•	The accompanying notes to the unaudited Pro Forma Financial Information;

•	The unaudited consolidated financial statements of CECO as of and for the three month ended March 31, 2026, and the related notes, as included in CECO’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on April 30, 2026

•	The audited consolidated financial statements of Thermon as of and for the year ended March 31, 2026, and the related notes, as included in Thermon’s Annual Report on Form 10-K as filed with the SEC on May 21, 2026;

•	The audited consolidated financial statements of CECO as of and for the year ended December 31, 2025, and the related notes, as included in CECO’s Annual Report on Form 10-K as filed with the SEC on March 2, 2026;

•	The unaudited consolidated financial statements of Thermon as of and for the nine months ended December 31, 2025, and the related notes, as included in Thermon’s Quarterly Report on Form 10-Q as filed with the SEC on February 5, 2026; and

•	The audited consolidated financial statements of Thermon as of and for the year ended March 31, 2025, and the related notes, as included in Thermon’s Annual Report on Form 10-K as filed with the SEC on May 22, 2025.

The unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Mergers and the Financing been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments and the Financing Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the unaudited Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the unaudited Pro Forma Financial Information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the Mergers.

CECO Environmental COrp.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of MARCH 31, 2026

	CECO	Thermon					CECO
(in thousands, except share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$45,411	$52,275	$(518,449)	5(a)	$518,449	6(a)	$101,794
Restricted cash	96	5,574	-		-		5,670
Accounts receivable, net of allowances	278,528	125,414	-		-		403,942
Costs and estimated earnings in excess of billings on uncompleted contracts	103,720	26,737	-		-		130,457
Inventories	60,175	118,148	40,218	5(b)	-		218,541
Prepaid expenses and other current assets	40,739	11,845	5,742	5(c)	-		58,326
Prepaid income taxes	10,564	1,208	-		-		11,772
Total current assets	539,233	341,201	(468,381)		518,449		930,502
Property, plant and equipment, net	48,092	79,739	50,076	5(d)	-		177,097
Right-of-use assets from operating leases	29,181	14,783	-		-		43,964
Goodwill	291,128	269,041	897,347	5(e)	-		1,457,516
Intangible assets – finite life, net	99,167	103,660	807,340	5(f)	-		1,010,167
Intangible assets – indefinite life	9,678	-	-		-		9,678
Deferred income tax assets	-	1,121	-		-		1,121
Deferred charges and other assets	10,896	21,030	(9,973)	5(c)	3,619	6(b)	25,572
Total assets	$1,027,375	$830,575	$1,276,409		$522,068		$3,656,427
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$5,340	$7,813	$(7,813)	5(g)	$11,750	6(c)	$17,090
Accounts payable	137,594	41,110	-		-		178,704
Accrued expenses	71,212	54,480	-		-		125,692
Billings in excess of costs and estimated earnings on uncompleted contracts	184,223	19,471	-		-		203,694
Income taxes payable	7,424	3,962	-		-		11,386
Total current liabilities	405,793	126,836	(7,813)		11,750		536,566
Other liabilities	7,033	8,813	-		-		15,846
Debt, less current portion	247,907	133,259	(133,259)	5(g)	510,318	6(d)	758,225
Deferred income tax liability, net	26,336	10,861	197,527	5(h)	-		234,724
Operating lease liabilities	23,106	12,099	-		-		35,205
Total liabilities	$710,175	$291,868	$56,455		$522,068		$1,580,566
Commitments and contingencies
Shareholders’ equity:
Common stock	357	33	22,498	5(i)	-		22,888
Capital in excess of par value	264,595	250,785	1,518,899	5(i)	-		2,034,279
Treasury Stock	-	(36,162)	36,162	5(i)	-		-
Retained earnings	56,223	386,869	(420,423)	5(i)	-		22,669
Accumulated other comprehensive loss	(8,976)	(62,818)	62,818	5(i)	-		(8,976)
Total CECO shareholders’ equity	312,199	538,707	1,219,954		-		2,070,860
Noncontrolling interest	5,001	-	-				5,001
Total shareholders’ equity	$317,200	$538,707	$1,219,954		$-		$2,075,861
Total liabilities and shareholders’ equity	$1,027,375	$830,575	$1,276,409		$522,068		$3,656,427

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

CECO ENVIRONMENTAL CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS March 31, 2026

	CECO	Thermon					CECO
(in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)		Pro Forma Combined
Net sales	$205,919	$148,332	$—		$—		$354,251
Cost of sales	142,000	83,048	—		—		225,048
Gross profit	63,919	65,284	—		—		129,203
Selling and administrative expense	46,091	51,457	(31)	5(k)	—		97,607
Amortization expense	4,003	2,957	10,331	5(l)	—		17,291
Acquisition and integration expense	10,280	-	—		—		10,280
Gain on sale of Global Pump Solutions business	-	-	—		—		-
Other operating expense	1,670	-	—		—		1,670
Income from operations	$1,875	$10,780	$(10,300)		—		$2,355
Other expense (income)	1,392	348	—		—		1,740
Interest expense	4,230	1,851	—		8,645	6(e)	14,726
Income (loss) before income taxes	(3,747)	8,581	(10,300)		(8,645)		(14,111)
Income tax expense	(3,499)	5,836	(2,825)	5(n)	(2,248)	6(f)	(2,736)
Net income (loss)	$(248)	$2,745	(7,475)		(6,397)		$(11,375)
Noncontrolling interest	150						150
Net income (loss) attributable to CECO Environmental Corp.	$(398)						$(11,525)
Income (loss) per share (Note 7):
Basic	$(0.01)						$(0.20)
Diluted	$(0.01)						$(0.20)
Weighted average number of common shares outstanding (Note 7):
Basic	35,690,813						58,221,564
Diluted	35,690,813						58,221,564

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

CECO ENVIRONMENTAL CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2025

	CECO	Thermon					CECO
(in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)		Pro Forma Combined
Net sales	$774,381	$522,011	$-		$-		$1,296,392
Cost of sales	505,155	284,808	40,218	5(j)	-		830,181
Gross profit	269,226	237,203	(40,218)		-		466,211
Selling and administrative expense	200,728	140,216	18,677	5(k)	-		359,621
Amortization expense	16,166	13,890	39,260	5(l)	-		69,316
Acquisition and integration expense	9,555	-	33,051	5(m)	-		42,606
Gain on sale of Global Pump Solutions business	(63,701)	-	-		-		(63,701)
Other operating expense	619	5	-		-		624
Income from operations	$105,859	$83,092	$(131,206)		$-		$57,745
Other expense (income)	2,101	(1,937)	-		-		164
Interest expense	20,913	8,297	-		34,889	6(e)	64,099
Income (loss) before income taxes	82,845	76,732	(131,206)		(34,889)		(6,518)
Income tax expense	29,738	17,935	(27,958)	5(n)	(9,071)	6(f)	10,644
Net income (loss)	$53,107	$58,797	$(103,248)		$(25,818)		$(17,162)
Noncontrolling interest	3,056						3,056
Net income (loss) attributable to CECO Environmental Corp.	$50,051						$(20,218)
Income (loss) per share (Note 7):
Basic	$1.42						$(0.35)
Diluted	$1.37						$(0.35)
Weighted average number of common shares outstanding (Note 7):
Basic	35,331,105						57,861,856
Diluted	36,603,956						57,861,856

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

CECO ENVIRONMENTAL CORP.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except shares and per share amounts)

Note 1 – Description of Transactions

Mergers

On February 23, 2026, the Company entered into the Merger Agreement to acquire all the issued and outstanding equity securities of Thermon through the Mergers. On June 1, 2026, the Company consummated the Mergers. The Merger Agreement, among other things, provided for the combination of CECO and Thermon in a stock-and-cash transaction. As part of the First Merger, Merger Sub Inc. merged with and into Thermon, with Thermon surviving as a wholly owned subsidiary of CECO. Immediately after the First Merger, Thermon merged with and into Merger Sub LLC as part of the Second Merger, with Merger Sub LLC surviving as a wholly owned subsidiary of CECO.

Upon the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Thermon’s common stock, par value $0.001 per share (“Thermon Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any excluded shares) was converted into the right to receive, at the election of each holder, and subject to proration in accordance with the Merger Agreement, one of the following forms of consideration:

(i)	a combination of 0.6840 shares of CECO’s common stock, par value $0.01 per share (“CECO Common Stock,” and such number of shares, the “Mixed Election Share Amount”) and $10.00 in cash (the “Mixed Consideration”);

(ii)	$63.89 in cash (the “Cash Consideration”); or

(iii)	0.8110 shares of CECO Common Stock (the “Stock Consideration” and, together with the Mixed Consideration and the Cash Consideration, the “Merger Consideration”).

Any shares of Thermon Common stock for which no election was made were treated as Mixed Election shares. Refer to Note 4 for additional information regarding the accounting treatment of the Mergers, preliminary Merger Consideration, and preliminary purchase price allocation.

Treatment of Thermon Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, the outstanding equity awards of Thermon were treated as follows:

•	Restricted stock units – Each outstanding Thermon restricted stock unit (a “Thermon RSU”) was assumed by CECO and converted into a restricted stock unit award of CECO based on the Stock Consideration exchange ratio and remains subject to the same terms and conditions as were applicable to such Thermon RSU.

•	Performance units – Each outstanding Thermon performance unit (a “Thermon PU”) was assumed by the Company and converted into a restricted stock unit award of CECO based on a number of shares of CECO Common Stock equal to the product of (x) the number of shares of Thermon Common Stock subject to such Thermon PU calculated based on target or actual performance (depending on the status of the applicable performance period) and (y) the Stock Consideration exchange ratio. Each converted Thermon PU remains subject to the same terms and conditions as were applicable to such Thermon PU, except that each converted Thermon PU is subject only to time-based vesting.

•	Stock options – Each outstanding Thermon stock option with an exercise price less than the Cash Consideration has been cancelled and converted into the right to receive an amount in cash equal to $63.89 less the applicable exercise price, while all other Thermon stock options have been automatically cancelled for no consideration.

•	Non-U.S. restricted stock units and performance units – For any outstanding Thermon RSU or Thermon PU held by an individual residing or providing services outside of the United States, the Company, at its sole discretion and as permitted by law, elected for such Thermon RSU or Thermon PU to be cancelled and converted into the right to receive cash equal to the product of (i) the number of shares of Thermon Common Stock subject to the applicable award and (ii) the Cash Consideration as delineated in the Merger Agreement.

Financing

In connection with, and concurrently with the entry into the Merger Agreement, the Company obtained a debt commitment letter on February 23, 2026, with Bank of America, N.A. and BofA Securities, Inc. (“BofA”). On March 30, 2026, the Company amended its Fourth Amended and Restated Credit Agreement (the “Amendment Credit Agreement”). In connection with the consummation of the Mergers and pursuant to the Amended Credit Agreement, on the Closing Date, the Company incurred additional indebtedness consisting of $235.0 million borrowed under an incremental term loan facility and approximately $290.0 million of revolving credit loans under the Company’s existing revolving credit facility. The funding of these commitments was subject to customary conditions, including the consummation of the Mergers.

The Company funded the Mergers and related fees, costs and expenses with a combination of cash on hand, borrowings under the Company’s existing revolving credit facility, and borrowings under the incremental term loan facility. The unaudited Pro Forma Financial Information assumes that the Company borrowed $235.0 million under the incremental term loan facility and approximately $290.0 million under the Company’s existing revolving credit facility to complete the Mergers as further described in Note 5. Borrowings under the incremental term loan facility and the Company’s existing revolving credit facility initially bear interest at a rate of the Secured Overnight Financing Rate (“SOFR”) plus 300 basis points, which is subject to change based on the Company’s leverage ratio.

The execution of the debt commitment letter and the Company’s borrowings under the incremental term loan facility and its existing revolving credit facility are referred to herein as the “Financing.”

Note 2 – Basis of Presentation

The unaudited Pro Forma Financial Information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Mergers and the Financing as if they had been completed on March 31, 2026, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025, gives effect to the Mergers and the Financing as if they had been completed on January 1, 2025.

The historical consolidated financial statements of CECO and the historical consolidated financial statements of Thermon were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and presented in U.S. dollars. The preparation of the unaudited Pro Forma Financial Information was based upon CECO’s fiscal year end, which ends on December 31. Thermon’s fiscal year ends on March 31. Given the difference between CECO's fiscal year end and Thermon’s fiscal year end, the historical statement of operations and comprehensive income information of Thermon have been adjusted to align with the fiscal year end of CECO in order to prepare the unaudited pro forma condensed combined statements of operations.

For purposes of the unaudited pro forma condensed combined balance sheet as of March 31, 2026, the historical consolidated balance sheet of CECO as of March 31, 2026, has been combined with the historical consolidated balance sheet of Thermon as of March 31, 2026. For purposes of the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025, the historical consolidated statement of income of CECO for the three months ended March 31, 2026 and the year ended December 31, 2025, have been combined with the historical consolidated statement of operations and comprehensive income of Thermon for the three months ended March 31, 2026 and for the period from January 1, 2025, to December 31, 2025 (i.e., the twelve months ended December 31, 2025). Refer to Note 3 for further details of the fiscal year alignment.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Thermon’s consolidated financial statements to that of CECO’s financial statement presentation. The accounting policies used in the preparation of the unaudited Pro Forma Financial Information are those set out in CECO’s audited financial statements for the year ended December 31, 2025. Management conducted a preliminary evaluation of accounting policies used by Thermon compared to accounting policies used by CECO and did not identify any material differences in accounting policies. Accordingly, no adjustments to conform accounting policies have been reflected in the unaudited Pro Forma Financial Information. Following the completion of the Mergers, CECO will conduct a comprehensive review of Thermon’s accounting policies, and as a result of that review, CECO may identify differences, which may have a material impact on the unaudited Pro Forma Financial Information.

The unaudited Pro Forma Financial Information reflects the pro forma effect of the Mergers using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with CECO as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of CECO and Thermon. Refer to Note 4 for additional information regarding the accounting treatment and preliminary purchase price allocation.

The unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Mergers and the Financing been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited Pro Forma Financial Information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Mergers, or any integration costs that may be incurred. The Transaction Accounting Adjustments and the Financing Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable and supportable. As the unaudited Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Note 3 – Fiscal Year End Alignment and Financial Statement Line Item Reclassification Adjustments

Fiscal year end alignment and financial statement line item reclassification adjustments have been made to conform Thermon’s historical financial statement presentation to CECO’s financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Thermon’s historical consolidated balance sheet as of March 31, 2026, with CECO’s historical consolidated balance sheet presentation as of March 31, 2026 (in thousands):

CECO	Thermon	Thermon			Thermon
Consolidated Balance Sheet Line Items (Historical)	Consolidated Balance Sheet Line Items (Historical)	March 31, 2026 (Historical)	Reclassification Adjustments		March 31, 2026 (Reclassified)
ASSETS
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$52,275	$—		$52,275
Restricted cash		—	5,574	(a)	5,574
Accounts receivable, net of allowances	Accounts receivable, net	125,414	—		125,414
Costs and estimated earnings in excess of billings on uncompleted contracts	Contract assets	26,737	—		26,737
Inventories	Inventories, net	118,148	—		118,148
Prepaid expenses and other current assets	Prepaid expenses and other current assets	18,574	(6,729)	(a), (b)	11,845
Prepaid income taxes		53	1,155	(b)	1,208
Total current assets		$341,201	$—		$341,201
Property, plant and equipment, net	Property, plant and equipment, net	79,739	—		79,739
Right-of-use assets from operating leases	Operating lease right-of-use assets	14,783	—		14,783
Goodwill	Goodwill	269,041	—		269,041
	Intangible assets, net	103,660	(103,660)	(c)	—
Intangible assets – finite life, net		—	103,660	(c)	103,660
Intangible assets – indefinite life		—	—		—
Deferred income tax assets	Deferred income taxes	1,121	-—		1,121
Deferred charges and other assets	Other non-current assets	21,030	—		21,030
Total assets		$830,575	$—		$830,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	Current portion of long term debt	$7,813	$—		$7,813
Accounts payable	Accounts payable	41,110	—		41,110
Accrued expenses	Accrued liabilities	49,779	4,701	(d)	54,480
Billings in excess of costs and estimated earnings on uncompleted contracts	Contract liabilities	19,471	—		19,471
	Lease liabilities	4,701	(4,701)	(d)	—
Notes payable		—	—		—
Income taxes payable	Income taxes payable	3,962	—		3,962
Total current liabilities		126,836	—		126,836
	Borrowings under revolving credit facility	19,700	(19,700)	(e)	—
Debt, less current portion	Long-term debt, net	113,559	19,700	(e)	133,259
Deferred income tax liability, net	Deferred income taxes	10,861	—		10,861
Operating lease liabilities	Non-current lease liabilities	12,099	—		12,099
Other liabilities	Other non-current liabilities	8,813	-—		8,813
Total liabilities		$291,868	$—		$291,868
Shareholders’ equity
Common stock	Common stock	33	—		33
Capital in excess of par value	Additional paid-in capital	250,785	—		250,785
	Treasury stock	(36,162)	—		(36,162)
Retained earnings	Retained earnings	386,869	—		386,869
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(62,818)	—		(62,818)
Total CECO shareholders’ equity		538,707	—		538,707
Noncontrolling interest		—	—		—
Total shareholders’ equity	Total equity	$538,707	$—		$538,707
Total liabilities and shareholders’ equity	Total liabilities and equity	$830,575	$—		$830,575

(a)	On its historical consolidated balance sheet, Thermon presented $5.6 million of restricted cash within prepaid and other current expenses. This reclassification adjustment is to present this amount within restricted cash in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(b)	On its historical consolidated balance sheet, Thermon presented $1.2 million of prepaid income taxes within prepaid and other current expenses. This reclassification adjustment is to present this amount within prepaid income taxes in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(c)	On its historical consolidated balance sheet, Thermon presented its finite-lived intangible assets within intangible assets, net. This reclassification adjustment is to present this amount within intangible asserts – finite life, net in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(d)	On its historical consolidated balance sheet, Thermon presented current lease liabilities as a separate line item. This reclassification adjustment is to present this amount within accrued expenses in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(e)	On its historical consolidated balance sheet, Thermon presented its borrowings under revolving credit facilities as a separate line item. This reclassification adjustment is to present this amount within debt, less current portion in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Month Ended March 31, 2026

Three-Months Ended Alignment

The historical statement of operations and comprehensive income information of Thermon for the three months ended March 31, 2026, has been derived as follows:

(in thousands)	Year Ended March 31, 2026 (Historical)	Less: Nine Months Ended December 31, 2025 (Historical)	Three Months Ended March 31, 2026 (1) (Historical Aligned)
Sales	$536,263	$3,87,931	$148,332
Cost of sales	293,207	2,10,159	83,048
Gross profit	243,056	1,77,772	65,284
Operating expenses:
Selling and administrative expenses	158,290	1,05,988	52,302
Deferred Compensation plan expense/(income)	599	1,354	(755)
Amortization of intangible assets	13,428	10,471	2,957
Restructuring and other charges/(income)	-	-	-
Income from operations	70,739	59,959	10,780
Other income/(expenses):
Interest expense, net	(7,995)	(6,144)	(1,851)
Other income/(expense)	1,482	1,830	(348)
Income before provision for income taxes	64,226	55,645	8,581
Income tax expense	19,655	13,819	5,836
Net income	$44,571	$41,826	$2,745

(1)	The historical consolidated statement of operations and comprehensive income of Thermon for the three months ended March 31, 2026, was derived from: (i) Thermon’s consolidated statement of operations and comprehensive income for the year ended March 31, 2026, as presented in its Annual Report on Form 10-K for the year ended March 31, 2026, as filed with the SEC on May 21, 2026; less (ii) Thermon’s consolidated statement of operations and comprehensive income for the nine months ended December 31, 2025, as presented in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, as filed with the SEC on February 5, 2026.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Thermon’s historical consolidated statement of operations and comprehensive income information for the three months ended March 31, 2026, with CECO’s historical consolidated statement of income presentation for the three months ended March 31, 2026 (in thousands):

CECO	Thermon	Thermon			Thermon
Consolidated Statement of Income Line Items (Historical)	Consolidated Statement of Operations and Comprehensive Income Line Items (Historical)	March 31, 2026 (Historical Aligned)	Reclassification Adjustments		March 31, 2026 (Reclassified)
Net sales	Sales	$148,332	$—		$148,332
Cost of sales	Cost of sales	83,048	—		83,048
Gross profit		65,284	—		65,284
Selling and administrative expenses	Selling, general and administrative expenses	52,302	(755)	(a)	51,457
	Deferred compensation plan expense/(income)	(755)	755	(a)	0
Amortization expenses	Amortization of intangible assets	2,957	—		2,957
Acquisition and integration expenses		—	—		—
Gain on sale of Global Pump Solutions business		—	—		—
	Restructuring and other charges/(income)	—	—		—
Other operating expense		—	—		—
Income from operations		10,780	—		10,780
Other expense (income)	Other income/(expense)	(348)	—		348
Interest expense	Interest expense, net	(1,851)	—		1,851
Income before income taxes	Income before provision for income taxes	8,581	—		8,581
Income tax expense	Income tax expense	5,836	—		5,836
Net income	Net income	$2,745	$—		$2,745

(a)	On its historical consolidated statement of operations and comprehensive income, Thermon presented deferred compensation plan expense/(income) as a separate line item. This reclassification adjustment is to present this amount within selling and administrative expenses in the pro-form condensed combined statement of income to conform with CECO’s presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025

Fiscal Year End Alignment

The historical statement of operations and comprehensive income information of Thermon for the twelve months ended December 31, 2025, has been derived as follows:

(in thousands)	Year Ended March 31, 2025 (Historical)	Less: Nine Months Ended December 31, 2024 (Historical)	Plus: Nine Months Ended December 31, 2025 (Historical)	Twelve Months Ended December 31, 2025 (1) (Historical Aligned)
Sales	$498,207	$364,127	$387,931	$522,011
Cost of sales	275,311	200,662	210,159	284,808
Gross profit	222,896	163,465	177,772	237,203
Operating expenses:
Selling, general and administrative expenses	129,307	96,470	105,988	138,825
Deferred compensation plan expense/(income)	452	415	1,354	1,391
Amortization of intangible assets	13,681	10,262	10,471	13,890
Restructuring and other charges/(income)	(301)	(306)	—	5
Income from operations	79,757	56,624	59,959	83,092
Other income/(expenses):
Interest expense, net	(10,325)	(8,172)	(6,144)	(8,297)
Other income/(expense)	687	580	1,830	1,937
Income before provision for income taxes	70,119	49,032	55,645	76,732
Income tax expense	16,604	12,488	13,819	17,935
Net income	$53,515	$36,544	$41,826	$58,797

(1)	The historical consolidated statement of operations and comprehensive income of Thermon for the twelve months ended December 31, 2025, was derived from: (i) Thermon’s consolidated statement of operations and comprehensive income for the year ended March 31, 2025, as presented in its Annual Report on Form 10-K for the year ended March 31, 2025, as filed with the SEC on May 22, 2025; less (ii) Thermon’s consolidated statement of operations and comprehensive loss for the nine months ended December 31, 2024, as presented in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, as filed with the SEC on February 5, 2026; plus (iii) Thermon’s consolidated statement of operations and comprehensive income for the nine months ended December 31, 2025, as presented in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, as filed with the SEC on February 5, 2026.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Thermon’s historical consolidated statement of operations and comprehensive income information for the twelve months ended December 31, 2025, with CECO’s historical consolidated statement of income presentation for the year ended December 31, 2025 (in thousands):

CECO	Thermon	Thermon			Thermon
Consolidated Statement of Income Line Items (Historical)	Consolidated Statement of Operations and Comprehensive Income Line Items (Historical)	December 31, 2025 (Historical Aligned)	Reclassification Adjustments		December 31, 2025 (Reclassified)
Net sales	Sales	$522,011	$—		$522,011
Cost of sales	Cost of sales	284,808	—		284,808
Gross profit		237,203	—		237,203
Selling and administrative expenses	Selling, general and administrative expenses	138,825	1,391	(a)	140,216
	Deferred compensation plan expense/(income)	1,391	(1,391)	(a)	—
Amortization expenses	Amortization of intangible assets	13,890	—		13,890
Acquisition and integration expenses		—	—		—
Gain on sale of Global Pump Solutions business		—	—		—
	Restructuring and other charges/(income)	5	(5)	(b)	—
Other operating expense		—	5	(b)	5
Income from operations		83,092	—		83,092
Other expense (income)	Other income/(expense)	1,937	—		(1,937)
Interest expense	Interest expense, net	(8,297)	—		8,297
Income before income taxes	Income before provision for income taxes	76,732	—		76,732
Income tax expense	Income tax expense	17,935	—		17,935
Net income	Net income	$58,797	$—		$58,797

(a)	On its historical consolidated statement of operations and comprehensive income, Thermon presented deferred compensation plan expense/(income) as a separate line item. This reclassification adjustment is to present this amount within selling and administrative expenses in the pro forma condensed combined statement of operations to conform with CECO’s presentation.

(b)	On its historical consolidated statement of operations and comprehensive income, Thermon presented restructuring and other charges/(income) as a separate line item. This reclassification adjustment is to present this amount within other operating expense in the pro forma condensed combined statement of operations to conform with CECO’s presentation.

Note 4 – Accounting Treatment, Preliminary Merger Consideration, and Preliminary Purchase Price Allocation

Accounting Treatment

Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The consideration transferred calculated in accordance with ASC 805 is based on the Merger Consideration as delineated in the Merger Agreement. Any shares of Thermon Common Stock for which no election was made were treated as Mixed Election shares. The Cash Consideration and Stock Consideration were each subject to proration as set forth in the Merger Agreement. Thermon stockholders of record of approximately 41.18% of the outstanding shares of Thermon common stock elected to receive the Stock Consideration and, in accordance with the proration procedures in the parties’ merger agreement, all of such outstanding shares of Thermon common stock were converted into the right to receive approximately $1.48 in cash and 0.7920 of a share of CECO common stock per share of Thermon common stock in accordance with the applicable proration procedures. Cash was paid in lieu of fractional shares of CECO Common Stock based on the average closing price of CECO Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) for the five trading days ending on the last trading day immediately prior to the Closing Date. In connection with the Mergers, the Company issued approximately 22.5 million shares of CECO Common Stock to former holders of Thermon Common Stock and paid aggregate cash consideration of approximately $329.4 million.

In accordance with ASC 805, the Company assigned fair value to assets acquired and liabilities assumed using best estimates and assumptions as of the closing date of the Mergers. The determination of the estimated fair value of assets acquired requires significant judgment and often involves the use of various estimates and assumptions. The estimated fair value of the assets acquired and liabilities assumed is based upon available information and certain assumptions, which the Company believes are reasonable to illustrate the estimated effects of the Mergers.

The determination of the estimated fair value of assets acquired requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, royalty rates, customer attrition rates, asset lives, and market multiples, among other items. Fair values were determined by management using a variety of methodologies and resources, including external independent valuation experts. The valuation methods consisted of multi-period excess earnings, relief from royalty, current replacement cost, and other appropriate valuation techniques to determine the fair value of assets acquired and liabilities assumed.

The estimated fair values and purchase price allocation are preliminary. A final determination of the fair value of assets acquired, including any identifiable intangible assets, and liabilities assumed will be performed within one year of the Mergers’ closing date. Since the unaudited Pro Forma Financial Information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.

Preliminary Merger Consideration

The following table presents the preliminary Merger Consideration:

(in thousands, except share and per share data)	Amount
Mixed Consideration (Mixed elections and non-electors)
Stock component
Number of Thermon's Common Stock shares(1)	17,231,130
Exchange ratio per Merger Agreement	0.6840
Number of CECO Common Stock shares to be issued to Thermon shareholders	11,786,093
CECO Common Stock closing price as of June 1, 2026(2)	$79.03
Consideration in the form of CECO's Common Stock	$931,455
Cash component
Number of Thermon's Common Stock shares	17,231,130
Per Share Cash Consideration	$10.00
Consideration in form of cash	$172,311
Total Mixed Consideration	$1,103,766
Cash Consideration
Number of Thermon's Common Stock shares(1)	2,142,408
Per share Cash Consideration	$63.89
Fair value of All-Cash Consideration	$136,878
Cash issued due to Maximum Aggregate Stock Shares proration per the Merger Agreement(3)	$20,207
Total Cash Consideration	$157,085
Stock Consideration
Number of Thermon's Common Stock shares(1)	13,566,156
Exchange ratio per Merger Agreement	0.8110
Number of CECO Common Stock shares	11,002,153
Less: CECO Common Stock shares due to Maximum Aggregate Stock Shares proration per the Merger Agreement(3)	(257,495)
Number of CECO Common Stock shares to be issued pursuant to the Maximum Aggregate Stock Shares proration per the Merger Agreement	10,744,658
CECO Common Stock closing price as of June 1, 2026(2)	$79.03
Total Stock Consideration	$849,150
Fractional Shares(4)	$68
Total Merger Consideration per the Merger Agreement	$2,110,069
Pre-combination value of replaced Thermon equity awards	$11,609
Cash settlement of Thermon equity awards(5)	$2,034
Repayment of Thermon indebtedness	$141,682
Less: D&O “tail” insurance premium (6)	$(1,371)
Total preliminary consideration transferred per ASC 805	$2,264,023

(1)	The amount of the shares of Thermon Common Stock is based on 32,939,694 shares of Thermon Common Stock issued and outstanding as of June 1, 2026.

(2)	The value of the shares of CECO Common Stock issued is based on the publicly quoted closing share price of CECO Common Stock as of June 1, 2026.

(3)	Pursuant to the proration provisions set forth in Merger Agreement, the aggregate Cash Consideration and Stock Consideration payable to Thermon stockholders is subject to proration such that the aggregate number of shares of CECO Common Stock issued in the Mergers does not exceed the Maximum Aggregate Stock Shares (as defined in the Merger Agreement). The unaudited pro forma condensed combined financial information reflects the estimated effect of such proration provisions, resulting in a reduction of 257,495 shares of CECO Common Stock issued as Stock Consideration and an increase of approximately $20.2 million as Cash Consideration.

(4)	Pursuant to the Merger Agreement, no fractional shares of CECO Common Stock will be issued in the Mergers. In lieu of any fractional share, Thermon stockholders received cash (without interest) based on the five trading days ending on the last trading day immediately prior to the Closing Date.

(5)	Reflects the cash settlement of in-the-money stock options held by Thermon employees and the pre-combination value attributable to the cash settlement of Thermon RSUs and Thermon PUs held by employees located outside the U.S. as of the Closing Date.

(6)	Reflects the premium associated with the directors' and officers' (“D&O”) liability insurance “tail” policy required to be obtained by CECO pursuant to the Merger Agreement. As the D&O policy provides a post-combination benefit to the combined company and was funded by Thermon at the close without reimbursement by CECO, the payment is reflected as a reduction of the preliminary consideration transferred

Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price allocation as if the Mergers have been completed on March 31, 2026:

(in thousands)	Preliminary Fair Value
Total preliminary consideration transferred per ASC 805	$2,264,023
Assets
Cash and cash equivalents	52,275
Restricted cash	5,574
Accounts receivable	125,414
Costs and estimated earnings in excess of billings on uncompleted contracts	26,737
Inventories	158,366
Prepaid expenses and other current assets	9,787
Prepaid income taxes	1,208
Property, plant and equipment	129,815
Right-of-use assets from operating leases	14,783
Intangible assets – finite life	911,000
Deferred income tax assets	1,121
Deferred charges and other assets	11,057
Total assets	$1,447,137
Liabilities
Accounts payable	41,110
Accrued liabilities	55,659
Billings in excess of costs and estimated earnings on uncompleted contracts	19,471
Income taxes payable	3,962
Deferred income tax liability	208,388
Operating lease liabilities	12,099
Other liabilities	8,813
Total liabilities	349,502
Net assets	1,097,635
Goodwill	$1,166,388

Note 5 – Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, reflects the following adjustments:

(a)	Reflects a decrease to cash and cash equivalents for the payment of the Cash Consideration and the cash component of the Mixed Consideration, a decrease related to the repayment of Thermon indebtedness, a decrease related to the cash settlement of Thermon equity awards, a decrease related to transaction costs (primarily banking, legal, and professional services fees) not reflected in the historical financial statements that the Company expects to incur related to the Mergers, and a decrease for a six-year “tail” policy for D&O liability and fiduciary liability insurance policy required to be obtained by CECO prior to the closing of the Mergers. The impact to cash and cash equivalents is summarized below:

(in thousands)	Amount
Cash Consideration and cash component of Mixed Consideration	$329,396
Repayment of Thermon indebtedness (1)	141,682
Cash settlement of Thermon equity awards (2)	2,412
Estimated transaction costs	33,051
Prepaid D&O liability and fiduciary liability insurance policy	7,800
Total pro forma adjustment to cash and cash equivalents	$514,341

(1)	Reflects the cash settlement of Thermon indebtedness, which is exclusive of unamortized deferred financing costs of $0.6 million.

(2)	Reflects the cash settlement of in-the-money stock options held by Thermon employees and the cash settlement of Thermon RSUs and PUs held by employees located outside the U.S. as of the closing date of the Mergers.

(b)	Represents the preliminary fair value adjustment of $40.2 million to inventories, which considers net realizable value for work-in-process and finished goods.

(c)	Reflects an increase of $7.8 million to prepaid expenses and other current assets for the six-year prepaid “tail” policy for D&O liability and fiduciary liability insurance, as further described in Note 5(a), and decreases of $2.1 million and $10.0 million to prepaid expenses and other assets and deferred charges and other assets, respectively, to reflect a zero acquisition-date fair value for Thermon’s capitalized software implementation costs.

(d)	Represents the adjustment to property, plant and equipment, net of $50.1 million, which represents the preliminary fair value of assets acquired in connection with the Mergers of $129.8 million as discussed in Note 4 and the elimination of Thermon’s historical property, plant and equipment of $79.7 million. Refer to Note 5(k) for details of acquired property, plant and equipment.

(e)	Reflects the adjustment to goodwill of $897.4 million, which represents the preliminary goodwill as a result of the Mergers of $1,166.4 million as discussed in Note 4 and the elimination of Thermon’s historical goodwill of $269.0 million. The goodwill is not expected to be deductible for tax purposes.

(f)	Represents the adjustment to intangible assets – finite life, net of $807.3 million, which represents the preliminary fair value of identifiable intangible assets acquired in connection with the Mergers of $911.0 million as discussed in Note 4 and the elimination of Thermon’s historical intangible assets of $103.7 million. Refer to Note 5(l) for details of acquired identifiable intangible assets.

(g)	Reflects the estimated repayment of Thermon indebtedness of $141.1 million and the write off of Thermon’s unamortized debt issuance costs associated with the indebtedness of $0.5 million in connection with the Mergers.

(h)	Represents an increase to deferred income taxes of $197.5 million due to an increase in deferred tax liabilities related to the estimated impact of purchase price adjustments in connection with the Mergers utilizing a blended statutory tax rate of 26% based on jurisdictions where income is generated.

(i)	Represents the adjustments to shareholders’ equity, which are summarized in the table below:

(in thousands)	Common Stock	Capital in Excess of Par Value	Treasury Stock	Retained Earnings	Accumulated other comprehensive loss
Elimination of historical Thermon equity	$(33)	$(250,785)	$36,162	$(386,869)	$62,818
Issuance of CECO Common Stock in connection with the Mergers (Note 4)	22,531	1,758,075	-	-	-
Estimated transaction costs (Note 5(m))	-	-	-	(33, 051)	-
Write-off of Thermon unamortized debt issuance costs	-	-	-	(503)	-
Pre-combination value of replaced Thermon equity awards	-	11,609	-	-	-
Total pro forma adjustments	$22,498	$1,518,899	$36,162	$(420,423)	$62,818

Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended Marc 31, 2026 and Year Ended December 31, 2025

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026, and the year ended December 31, 2025, reflects the following adjustments:

(j)	Reflects an increase to cost of sales of $40.2 million for the year ended December 31, 2025 related to the amortization of the inventory fair value adjustment further described in Note 5(b). CECO will recognize the increased value of inventories in cost of sales as the inventory is sold. For purposes of the unaudited pro forma condensed combined statement of operations, it is assumed that the increased value of inventories will be recognized in cost of sales within the first year following the Mergers.

(k)	Reflects a decrease to selling and administrative expense of $0.3 million for the three months ended March 31, 2026 and an increase of $18.7 million for the year ended December 31, 2025, which includes adjustments to depreciation expense related to the fair value of property, plant and equipment acquired further described in Note 5(d), incremental amortization related to the prepaid D&O liability and fiduciary liability insurance policy further described in Note 4, and the impact to share-based compensation expense related to post-combination share-based compensation attributable to Thermon equity awards converted to CECO RSUs and the cash settlement of Thermon awards. The pro forma adjustments to selling and administrative expense are calculated as follows:

(in thousands)	Preliminary Fair Value (1)	Estimated Useful Life (Years)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Land, building, and improvements	$73,782	8 – 29	$396	$1,584
Machinery and equipment	53,284	1 – 10	3,559	14,237
Construction-in-progress	2,749	N/A	-	-
Total property, plant and equipment at pro forma fair value	$129,815		$3,955	$15,821
Less: Thermon historical property, plant and equipment, net and depreciation expense	(79,739)		(2,336)	(8,862)
Total pro forma adjustment to depreciation expense included within selling and administrative expense	$50,076		$1,619	$6,959
Amortization of prepaid D&O liability and fiduciary liability insurance			325	1,300
Post-combination share-based compensation expense			(1,975)	10,418
Total pro forma adjustment to selling and administrative expense			$(31)	$18,677

(1)	The preliminary fair value of the property, plant and equipment acquired, excluding land, was estimated primarily based on current replacement cost. The preliminary fair value of land and right-of-use assets acquired and the related lease liabilities assumed are expected to approximate book value.

(l)	Reflects pro forma adjustments for the incremental amortization expense related to identifiable intangible assets further described in Note 5(f), which are calculated as follows:

(in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Technology (1)	$195,000	20	$2,438	$9,750
Customer lists (2)	570,000	20 - 25	6,100	24,400
Tradenames (1)	120,000	20	1,500	6,000
Backlog (2)	26,000	2	3,250	13,000
Total intangible assets at pro forma fair value	$911,000		$13,288	$53,150
Less: Thermon historical intangible assets, net and depreciation expense	(103,660)		(2,957)	(13,890)
Total pro forma adjustment to amortization expense	$807,340		$10,331	$39,260

(1)	The preliminary fair values of technology and tradenames were estimated using the relief from royalty method, an income approach that considers the market-based royalty a company would pay to enjoy the benefits of the trade name or technology in lieu of actual ownership of the trade name or technology and discounts the hypothetical streams of royalty payments to present value.

(2)	The preliminary fair values of customer lists and backlog were estimated using the “multi-period excess earnings” method, an income approach that considers the net cash flows expected to be generated by the intangible asset by excluding any cash flows related to contributory assets.

(m)	Reflects increases to acquisition and integration expense of $33.1 million related to non-recurring transaction costs (primarily banking, legal, and professional services fees) not reflected in the historical financial statements that the Company expects to incur related to the Mergers. The estimated transaction costs are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the closing date of the Mergers.

(n)	Reflects a decrease in income tax expense of $2.8 million for the three months ended March 31, 2026 and $28.0 million for the year ended December 31, 2025, resulting from the income tax impact of the Transaction Accounting Adjustments utilizing a blended statutory rate of 26.0% for the three months ended March 31, 2026 and the year ended December 31, 2025.

Note 6 – Financing Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, reflects the following adjustments:

(a)	Reflects the impact to cash and cash equivalents related to the new indebtedness and issuance costs incurred in connection with the Financing further described in Note 1, summarized below:

(in thousands)	Amount
Proceeds:
Incremental term loan facility	$235,000
Existing revolving credit facility	290,000
Total proceeds, gross	525,000
Payments:
Issuance costs – incremental term loan facility	2,932
Issuance costs – existing revolving credit facility	3,619
Total pro forma adjustment to cash and cash equivalents	$518,449

(b)	Reflects an increase to deferred charges and other assets of $3.6 million related to deferred financing costs incurred in connection with the existing revolving credit facility.

(c)	Reflects an increase to current portion of debt of $11.8 million for the portion of borrowings under the incremental term loan facility, which is expected to be due within twelve months.

(d)	Reflects an increase to debt, less current portion of $510.3 million for amounts borrowed in connection with the Financing, which is net of debt issuance costs of $2.9 million related to the incremental term loan facility as described in Note 6(a).

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months ended March 31, 2026 and the Year Ended December 31, 2025

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025, reflect the following adjustments:

(e)	Reflects the increase to interest expense for incremental interest expense incurred in connection with the Financing and the amortization of deferred financing costs. The pro forma adjustment to interest expense is summarized below:

(in thousands)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Incremental annual interest expense – incremental term loan facility (1)	$3,492	$14,311
Incremental annual interest expense – existing revolving credit facility (2)	4,263	17,052
Amortization of deferred financing costs – incremental term loan facility	495	1,943
Amortization of deferred financing costs – existing revolving credit facility	197	790
Unused capacity fee – existing revolving credit facility (3)	198	793
Total pro forma adjustment to interest expense	$8,645	$34,889

(1)	For purposes of the unaudited pro forma financial information, the interest rate for the borrowings under the incremental term loan facility is approximately 6.120%, which represents the 1-month Term SOFR reference rate administered by CME Group Benchmark Administration Limited as of June 1, 2026, plus 3.000%.

(2)	For purposes of the unaudited pro forma financial information, the interest rate for the borrowings under the existing revolving credit facility is approximately 5.880%, which represents the Daily Simple SOFR reference rate published by the Federal Reserve Bank of New York as of June 1, 2026, plus 3.000%.

(3)	For purposes of the unaudited pro forma financial information, the unused capacity fee is calculated as 0.40% of the expected unused capacity of the Company’s existing revolving credit facility of $198.2 million.

A change in the interest rate of 0.125% would increase or decrease interest expense in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 by approximately $0.1 million and $0.1 million for the borrowings under the incremental term loan facility and the borrowings under the existing revolving credit facility, respectively, and approximately $0.3 million and $0.4 million for the borrowings under the incremental term loan facility and the borrowings under the existing revolving credit facility, respectively, for the year ended December 31, 2025.

(f)	Reflects a decrease to income tax expense of $2.2 million for the three months ended March 31, 2026 and $9.1 million for the year ended December 31, 2025 related to the income tax impact of the Financing Adjustments utilizing a blended statutory rate of 26.0% for the three months ended March 31, 2026 and the year ended December 31, 2025.

Note 7 – Pro Forma Loss Per Share

The following table presents the calculation of pro forma basic and diluted loss per share for the three months ended March 31, 2026 and the year ended December 31, 2025:

(in thousands, except share and per share data)	Three Month Ended March 31, 2026	Year Ended December 31, 2025
Pro forma loss per share – basic and diluted:
Numerator:
Pro forma net loss attributable to CECO Environmental Corp.– basic and diluted	$(11,525)	$(20,218)
Denominator:
Historical weighted average number of common shares outstanding – basic, as reported in CECO’s historical statement of income	35,690,813	35,331,105
Estimated shares of CECO Common Stock to be issued in connection with the Mergers (Note 4)	22,530,751	22,530,751
Pro forma weighted average number of common shares outstanding – basic and diluted (1)	58,221,564	57,861,856
Pro forma loss per share – basic and diluted	$(0.20)	$(0.35)

(1)	The computation of diluted pro forma weighted average common shares outstanding excludes approximately 0.4 million CECO RSUs issued holders of Thermon RSUs and Thermon PUs in connection with the Mergers as of March 31, 2026 and December 31, 2025, as the effect would have been anti-dilutive. No CECO stock options or RSUs were outstanding as of March 31, 2026. As of December 31, 2025, approximately 1.3 million CECO stock options and RSUs were outstanding but were excluded from diluted loss per share because their effect would have been anti-dilutive.